Exhibit 99.1
HashiCorp Announces Third Quarter of Fiscal Year 2025 Financial Results
•Third quarter revenue totaled $173.4 million, representing an increase of 19% year-over-year.
•Trailing four quarter average Net Dollar Retention Rate was 109% at the end of the third quarter of fiscal 2025 as compared to 119% at the end of third quarter of fiscal 2024.
•Third quarter GAAP RPO totaled $775.4 million, representing an increase of 14% year-over-year; third quarter current GAAP RPO totaled $481.4 million, representing an increase of 20% year-over-year.
•Third quarter non-GAAP RPO totaled $795.6 million, representing an increase of 14% year-over-year; third quarter current non-GAAP RPO totaled $499.4 million, representing an increase of 19% year-over-year.
SAN FRANCISCO – December 5, 2024 – HashiCorp, Inc. (NASDAQ: HCP), The Infrastructure Cloud™ company, today announced financial results for its third quarter of fiscal 2025, ended October 31, 2024.
“The HashiCorp team delivered strong performance during the third quarter of fiscal 2025, with revenue growth of 19% year-over-year, and 8% growth in $100,000 customers year-over-year” said Dave McJannet, CEO, HashiCorp. “This quarter we gathered our community of customers, practitioners, and partners at HashiConf in Boston, where we announced critical updates across Infrastructure and Security Lifecycle Management product lines, and also continued work towards closing the company's transaction with IBM.”
"HashiCorp continued to see promising growth in adoption of the HashiCorp Cloud Platform, with cloud revenues exceeding 17% of total subscription revenue this quarter" said Werner Schwock, Interim CFO & CAO. "New HashiCorp Cloud Platform features announced this quarter will continue to support our Infrastructure Cloud vision.”
Proposed Merger with International Business Machines ("IBM")
As announced on April 24, 2024, HashiCorp and IBM have entered into a merger agreement under which IBM will acquire HashiCorp for $35.00 per share in cash, representing an enterprise value of $6.4 billion. HashiCorp stockholders approved the merger agreement on July 15, 2024. The transaction is expected to be completed in the first calendar quarter of 2025, subject to the satisfaction or waiver of the closing conditions in the merger agreement.
In light of the proposed transaction with IBM, HashiCorp will not be holding a conference call to discuss financial results or providing financial guidance in conjunction with its third quarter of fiscal 2025 earnings release.
Fiscal 2025 Third Quarter Financial Results
Revenue: Total revenue was $173.4 million in the third quarter of fiscal 2025, up 19% from $146.1 million in the same period last year.
Gross Profit: GAAP gross profit was $143.6 million in the third quarter of fiscal 2025, representing an 83% gross margin, compared to a GAAP gross profit of $120.5 million and an 82% gross margin in the same period last year. Non-GAAP gross profit was $148.4 million in the third quarter of fiscal 2025, representing an 86% non-GAAP gross margin, compared to a non-GAAP gross profit of $125.4 million and an 86% non-GAAP gross margin in the same period last year.
Operating Income (Loss): GAAP operating loss was $29.9 million in the third quarter of fiscal 2025, compared to GAAP operating loss of $55.6 million in the same period last year. Non-GAAP operating income was $11.0 million in the third quarter of fiscal 2025, compared to a non-GAAP operating loss of $10.5 million in the same period last year.
Net Income (Loss): GAAP net loss was $13.0 million in the third quarter of fiscal 2025, compared to a GAAP net loss of $39.5 million in the same period last year. Non-GAAP net income was $26.9 million in the third quarter of fiscal 2025, compared to a non-GAAP net income of $5.6 million in the same period last year.
Net Income (Loss) per Share: GAAP basic and diluted net loss per share was $0.06, based on 203.5 million weighted-average shares outstanding in the third quarter of fiscal 2025, compared to a GAAP net loss per share of $0.20 based on 194.6 million weighted-average shares outstanding in the same period last year. Non-GAAP basic and dilutive net income per share were both $0.13, based on 203.5 million and 211.7 million weighted-average shares outstanding, respectively, in the third quarter of fiscal 2025, compared to a non-GAAP basic and diluted net income per share of $0.03 in the same period last year.
Remaining Performance Obligation (RPO): Total RPO was $775.4 million at the end of the third quarter of fiscal 2025, up from $678.2 million in the same period last year. The current portion of GAAP RPO was $481.4 million at the end of the third quarter of fiscal 2025, up from $402.1 million at the end of the same period last year. Total non-GAAP RPO was $795.6 million at the end of the third quarter of fiscal 2025, up from $700.4 million at the end of the same period last year. The current portion of non-GAAP RPO was $499.4 million at the end of the third quarter of fiscal 2025, up from $420.8 million at the end of the same period last year.
Cash, cash equivalents, and investments: Net cash provided by operating activities was $38.2 million in the third quarter of fiscal 2025, compared to $8.7 million provided by operating activities in the same period last year. Cash, cash equivalents and short-term investments totaled $1,346.4 million at the end of the third quarter of fiscal 2025, compared to $1,255.7 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2025 Third Quarter and Recent Operating Highlights
•HashiCorp ended the third quarter of fiscal 2025 with 4,856 customers, up from 4,709 customers at the end of the previous fiscal quarter, and up from 4,354 customers at the end of the third quarter of fiscal 2024.
•The Company ended the third quarter of fiscal 2025 with 946 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 934 customers at the end of the previous fiscal quarter and 877 customers at the end of the third quarter of fiscal 2024.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the third quarter of fiscal 2025 compared to 89% in the previous fiscal quarter and 89% in the third quarter of fiscal 2024.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $29.0 million in the third quarter of fiscal 2025, up from $26.5 million in the previous fiscal quarter and up from $19.9 million in the third quarter of fiscal 2024.
•The Company's trailing four quarter average Net Dollar Retention Rate was 109% at the end of the third quarter of fiscal 2025, compared to 110% in the previous quarter and 119% at the end of the third quarter of fiscal 2024.
About HashiCorp, Inc.
HashiCorp is The Infrastructure Cloud™ company, helping organizations automate multi-cloud and hybrid environments with Infrastructure Lifecycle Management and Security Lifecycle Management. HashiCorp offers The Infrastructure Cloud on the HashiCorp Cloud Platform (HCP) for managed cloud services, as well as self-hosted enterprise offerings and community source-available products. The company is headquartered in San Francisco, California. For more information, visit hashicorp.com.

All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy, go-to-market initiatives, revenue growth, and long-term opportunity related to HashiCorp’s product innovation, and the proposed merger with IBM. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 20, 2024, Quarterly Report on Form 10-Q dated December 5, 2024, and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.
Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation included in the amortized expenses of capitalized internal-use software, stock-based compensation expense, and amortization of acquired intangibles included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and merger and acquisition-related expenses. We calculate non-GAAP net income (loss) as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and merger and acquisition-related expenses, which comprise one-time costs associated with advisory, legal, and other professional fees, net of tax adjustments.
We calculate non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding (basic and diluted).
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.
We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
License	$21,202	$15,973	$54,039	$47,855
Support	117,656	106,098	347,455	312,008
Cloud-hosted services	28,962	19,863	80,086	54,779
Subscription revenue	167,820	141,934	481,580	414,642
Professional services and other	5,569	4,191	17,527	12,712
Total revenue	173,389	146,125	499,107	427,354
Cost of revenue:
Cost of license	525	293	1,532	1,376
Cost of support	14,748	13,356	44,764	44,503
Cost of cloud-hosted services	9,183	7,692	27,011	22,339
Cost of subscription revenue	24,456	21,341	73,307	68,218
Cost of professional services and other	5,332	4,264	17,002	13,509
Total cost of revenue	29,788	25,605	90,309	81,727
Gross profit	143,601	120,520	408,798	345,627
Operating expenses:
Sales and marketing	86,422	87,320	267,187	279,019
Research and development	53,365	54,349	167,181	168,504
General and administrative	33,696	34,424	115,321	104,083
Total operating expenses	173,483	176,093	549,689	551,606
Loss from operations	(29,882)	(55,573)	(140,891)	(205,979)
Interest income	17,387	16,765	52,339	48,045
Other income (expenses), net	100	(407)	(121)	(632)
Loss before income taxes	(12,395)	(39,215)	(88,673)	(158,566)
Provision (benefit) for income taxes	611	258	1,923	480
Net loss	$(13,006)	$(39,473)	$(90,596)	$(159,046)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.06)	$(0.20)	$(0.45)	$(0.83)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	203,526	194,600	201,836	192,693

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of
	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$923,627	$763,414
Short-term investments	422,774	515,163
Accounts receivable, net of allowance	129,352	182,614
Deferred contract acquisition costs	50,858	50,285
Prepaid expenses and other current assets	26,215	30,075
Total current assets	1,552,826	1,541,551
Deferred contract acquisition costs, non-current	71,392	80,055
Acquisition-related intangible assets, net	9,486	11,611
Goodwill	12,197	12,197
Other assets, non-current	47,016	46,533
Total assets	$1,692,917	$1,691,947
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,052	$9,081
Accrued expenses and other current liabilities	14,293	15,143
Accrued compensation and benefits	44,126	56,007
Deferred revenue	310,431	334,894
Customer deposits	20,217	25,627
Total current liabilities	410,119	440,752
Deferred revenue, non-current	16,580	26,659
Other liabilities, non-current	8,553	11,543
Total liabilities	435,252	478,954
Stockholders’ equity:
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of October 31, 2024 and January 31, 2024, respectively; 161,387 and 125,333 shares issued and outstanding as of October 31, 2024 and January 31, 2024, respectively	2	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of October 31, 2024 and January 31, 2024, respectively; 42,884 and 73,921 shares issued and outstanding as of October 31, 2024 and January 31, 2024, respectively	1	2
Additional paid-in capital	2,318,947	2,184,451
Accumulated other comprehensive income (loss)	379	(393)
Accumulated deficit	(1,061,664)	(971,068)
Total stockholders’ equity	1,257,665	1,212,993
Total liabilities and stockholders’ equity	$1,692,917	$1,691,947

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities
Net loss	$(90,596)	$(159,046)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	121,572	130,048
Depreciation and amortization expense	9,907	6,586
Non-cash operating lease cost	2,823	2,222
Accretion of discounts on marketable securities	(10,236)	(8,505)
Deferred income taxes	—	(482)
Other	101	67
Changes in operating assets and liabilities:
Accounts receivable	53,155	54,116
Deferred contract acquisition costs	8,090	(1,086)
Prepaid expenses and other assets	3,987	(11,843)
Accounts payable	11,970	(6,589)
Accrued expenses and other liabilities	(1,197)	(3,403)
Accrued compensation and benefits	(11,881)	(6,654)
Deferred revenue	(34,542)	(12,042)
Customer deposits	(5,410)	(4,526)
Net cash provided by (used in) operating activities	57,743	(21,137)
Cash flows from investing activities
Business combination, net of cash acquired	—	(20,860)
Purchases of property and equipment	(434)	(491)
Capitalized internal-use software	(7,394)	(8,536)
Purchases of short-term investments	(612,520)	(691,220)
Proceeds from sales of short-term investments	80,159	26,372
Proceeds from maturities of short-term investments	635,769	146,662
Net cash provided by (used in) investing activities	95,580	(548,073)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(79)	(236)
Payments related to acquisition holdback	(3,511)	—
Proceeds from issuance of common stock upon exercise of stock options	3,817	2,943
Proceeds from issuance of common stock under employee stock purchase plan	6,661	10,195
Net cash provided by financing activities	6,888	12,902
Net increase (decrease) in cash and cash equivalents	160,211	(556,308)
Cash and cash equivalents at beginning of period	763,414	1,286,134
Cash and cash equivalents at end of period	$923,625	$729,826

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of gross profit
GAAP gross profit	$143,601	$120,520	$408,798	$345,627
Add: Amortization of stock-based compensation of capitalized internal-use software	717	511	2,017	1,343
Add: Stock-based compensation expense	3,468	3,746	12,126	11,225
Add: Amortization of acquired intangibles	625	625	1,875	1,042
Non-GAAP gross profit	$148,411	$125,402	$424,816	$359,237
GAAP gross margin	83%	82%	82%	81%
Non-GAAP gross margin	86%	86%	85%	84%
Reconciliation of loss from operations
GAAP loss from operations	$(29,882)	$(55,573)	$(140,891)	$(205,979)
Add: Amortization of stock-based compensation of capitalized internal-use software	717	511	2,017	1,343
Add: Stock-based compensation expense	34,455	43,766	121,572	130,048
Add: Amortization of acquired intangibles	708	709	2,125	1,181
Add: Acquisition and merger related expense	5,029	46	22,119	502
Non-GAAP income (loss) from operations	$11,027	$(10,541)	$6,942	$(72,905)
GAAP operating margin	(17)%	(38)%	(28)%	(48)%
Non-GAAP operating margin	6%	(7)%	1%	(17)%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of net loss and net loss per share
GAAP net loss	$(13,006)	$(39,473)	$(90,596)	$(159,046)
Add: Amortization of stock-based compensation of capitalized internal-use software	717	511	2,017	1,343
Add: Stock-based compensation expense	34,455	43,766	121,572	130,048
Add: Amortization of acquired intangibles	708	709	2,125	1,181
Add: Acquisition-related expenses	5,029	46	22,119	502
Less: Tax adjustments (1)	$(1,017)	$—	$(2,371)	$—
Non-GAAP net income (loss)	$26,887	$5,559	$54,866	$(25,972)
GAAP net loss per share, basic and diluted	$(0.06)	$(0.20)	$(0.45)	$(0.83)
Non-GAAP net income (loss) per share, basic	$0.13	$0.03	$0.27	$(0.13)
Non-GAAP net income (loss) per share, diluted	$0.13	$0.03	$0.26	$(0.13)
Weighted-average shares used in computing GAAP net loss per share, basic and diluted	203,526	194,600	201,836	192,693
Weighted-average shares used to compute Non-GAAP net income (loss) per share, basic	203,526	194,600	201,836	192,693
Weighted-average shares used to compute Non-GAAP net income (loss) per share, diluted	211,659	203,874	209,931	192,693

Reconciliation of free cash flow
GAAP net cash provided by (used in) operating activities	$38,168	$8,657	$57,743	$(21,137)
Add: purchases of property and equipment	(12)	(74)	(434)	(491)
Add: capitalized internal-use software	(2,431)	(2,867)	(7,394)	(8,536)
Non-GAAP free cash flow	$35,725	$5,716	$49,915	$(30,164)
GAAP net cash provided by (used in) operating activities as a % of revenue	22%	6%	12%	(5)%
Non-GAAP free cash flow as a % of revenue	21%	4%	10%	(7)%

Trailing twelve months ("TTM") Total Revenue	$654,889	$563,142	$654,889	$563,142
TTM cash provided by (used in) operating activities	68,029	(19,559)	68,029	(19,559)
TTM free cash inflow (outflow)	57,198	(31,153)	57,198	(31,153)
TTM cash provided by (used in) operating activities as a % of revenue	10%	(3)%	10%	(3)%
TTM free cash inflow (outflow) as a % of revenue	9%	(6)%	9%	(6)%

(1) The adjustments relate to the tax impact of stock-based compensation expense and amortization of acquired intangibles.

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	October 31, 2024	January 31, 2024
GAAP RPOs
GAAP short-term RPOs	$481,442	$460,170
GAAP long-term RPOs	293,941	315,580
Total GAAP RPOs	$775,383	$775,750
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$17,920	$22,882
Customer deposits expected to be recognized after the next 12 months	2,297	2,745
Total customer deposits	$20,217	$25,627
Non-GAAP RPOs
Non-GAAP short-term RPOs	$499,362	$483,052
Non-GAAP long-term RPOs	296,238	318,325
Total Non-GAAP RPOs	$795,600	$801,377

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	October 31, 2024	July 31, 2024		April 30, 2024		January 31, 2024		October 31, 2023
Number of customers (as of end of period)	4,856	4,709		4,558		4,423		4,354
Number of customers equal or greater than $100,000 in ARR	946	934		918		897		877
GAAP Remaining Performance Obligations ($M)	$775.4	$771.5		$748.5		$775.8		$678.2
Non-GAAP Remaining Performance Obligations ($M)(1)	$795.6	$793.3	(1)	$770.9	(1)	$801.4	(1)	$700.4
Quarterly subscription revenue from HCP ($M)	$29.0	$26.5		$24.6		$21.3		$19.9
Trailing four quarters average Net Dollar Revenue Retention Rate	109%	110%		113%		115%		119%
Trailing twelve months cash provided by (used in) operating activities as a % of revenue	10%	6%		3%		(2)%		(3)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue(1)	9%	4%	(1)	—%	(1) (2)	(4)%	(1)	(6)%	(1)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.
(2) Amount is less than 1%.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	October 31, 2024	July 31, 2024		April 30, 2024		January 31, 2024		October 31, 2023
Revenue	$173,389	$165,138		$160,579		$155,783		$146,125
GAAP net cash provided by (used in) operating activities	$38,168	$(8,573)		$28,148		$10,286		$8,657
Non-GAAP free cash flow	$35,725	$(11,203)	(1)	$25,393	(1)	$7,283	(1)	$5,716	(1)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
HashiCorp
ir@hashicorp.com

Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com